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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C.  20549

                           -------------------------

                                   FORM T-1
                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
               A TRUSTEE PURSUANT TO SECTION 305(B)(2)__________

                        FIRST NATIONAL BANK OF COMMERCE
              (Exact name of trustee as specified in its charter)

             N/A                                    72-0269760
   -----------------------------                  -----------------
  (Jurisdiction of incorporation                  (I.R.S. Employer
     or organization if not a                     Identification No.)
       U. S. National Bank)

       210 BARONNE STREET
      NEW ORLEANS, LOUISIANA                            70112
      ----------------------                          ----------
      (Address of principal                           (Zip Code)
        executive offices)

                        FIRST NATIONAL BANK OF COMMERCE
                              210 Baronne Street
                         New Orleans, Louisiana  70112
                            Telephone: 504-623-1606
           (Name, address and telephone number of agent for service)

                            BAYOU STEEL CORPORATION
              (Exact name of obligor as specified in its charter)

           DELAWARE                                   72-1125783
   --------------------------                     ------------------
        (State or other                            (I.R.S. Employer
  jurisdiction of incorporation                   Identification No.)
        or organization)

   P. O. BOX 5000, RIVER ROAD
       LAPLACE, LOUISIANA                                70068
   --------------------------                          ----------
  (Address of principal                                (Zip Code)
  executive offices)

                           -------------------------

                     9 1/2% FIRST MORTGAGE NOTES DUE 2008
                        (Title of Indenture Securities)
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1.   General Information.  Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency, Washington D. C.

          Federal Deposit Insurance Corporation, Washington, D. C.

          The Board of Governors of the Federal Reserve System,
          Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2. Affiliations with obligor and underwriters. If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe such affiliation.

              No such affiliation exists.

3. Voting securities of the trustee. Furnish the following information as to each class of voting securities of the trustee.

                              As of June 24, 1998

               Col. A                           Col. B
            Title of class                Amount outstanding
            --------------                ------------------
     First National Bank of Commerce        927,500 shares
     Common Stock, $10 Par Value

     First Commerce Corporation is the record owner of all issued and outstanding voting securities of the Trustee. On October 20, 1997, First Commerce Corporation signed a definitive agreement to merge with Banc One Corporation of Columbus, Ohio. First Commerce Corporation and Banc One Corporation completed the merger on June 12, 1998.

4. Trusteeships under other indentures. If the trustee is a trustee under interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (a)  Title of the securities outstanding under each other indenture.

          Not applicable

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     (b)  A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

     Not applicable.

5. Interlocking directorates and similar relationships with the obligor or underwriters. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

          Neither the trustee nor any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee or representative of the obligor.

6. Voting securities of the trustee owned by the obligor or its officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

                              As of June 24, 1998

          Based upon an examination of the books and records of the trustee, inquiries made by the trustee and information furnished to the trustee by the obligor, voting securities of the trustee, owned beneficially, directly or indirectly, by the obligor and its directors, partners and executive officers, taken as a group, do not exceed 1% of the outstanding voting securities of the trustee. As to the accuracy and completeness of the information received from the obligor, the trustee disclaims responsibility.

7. Voting securities of the trustee owned by underwriters or their officials. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter.

                              As of June 24, 1998

          Based upon an examination of the books and records of the trustee, inquiries made by the trustee and information furnished to the trustee by the underwriters, no single underwriter, its directors, partners and executive officers, taken as a group, owned beneficially, directly or indirectly, in excess of 1% of the outstanding voting securities of the trustee. As to the accuracy and completeness of the information received from the underwriters, the trustee disclaims responsibility.

                                      -3-
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8.   Securities of the obligor owned or held by the trustee.  Furnish the following information as to the securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

                              As of June 24, 1998

          Securities of the obligor owned or held by the trustee, beneficially or as collateral security for obligations in default, did not exceed 1% of the outstanding shares of any class.

9. Securities of underwriters owned or held by the trustee. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

                              As of June 24, 1998

          The trustee did not so own or hold in excess of 1% of any class of security of any such underwriter.

10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                              As of June 24, 1998

          No such securities in excess of 1% of the outstanding shares of any class were so owned or held.

          As to the identity of persons included in the classes described in clauses (1) and (2) of this item, the answer is based on information furnished the trustee by the obligor. As to the accuracy or completeness of such information, the trustee disclaims responsibility.



                                      -4-
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11.  Ownership or holdings by the trustee of any securities of a person owning
     50% or more of the voting securities of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50% or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

                              As of June 24, 1998

          No such securities in excess of 1% of the outstanding shares of any class were so owned or held.

          As to the identity of persons of this class, the answer is based on information furnished the trustee by the obligor. As to the accuracy or completeness of such information, the trustee disclaims responsibility.

12. Indebtedness of the Obligor to the Trustee. If the Obligor is indebted to the Trustee, furnish the following information: nature of indebtedness, amount outstanding and date due.

                              As of June 24, 1998

     The Obligor was not indebted to the Trustee.

13. Defaults by the Obligor. (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default. (b) If the trustee is a trustee under another indenture under which any other securities are outstanding, state whether there has been a default under any such indenture and explain the nature of any such default.

                              As of June 24, 1998

     There has been no default respecting such securities.

14.  Affiliations with the Underwriters.  If the underwriter is an affiliate of
     the trustee,   describe each such affiliation.

                              As of June 24, 1998

     The underwriter is not an affiliate of the trustee.

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15.  Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is under the authorized to act as sole trustee under indentures qualified or to be qualified Act.

     Not applicable.

16. List of Exhibits. List below all exhibits filed as part of this statement of eligibility and qualification.

     * 1. A copy of the articles of incorporation of the trustee as now in effect.

     **   2.  A copy of the certificate of authority of the trustee to commence business.

     **   3.  A copy of the certificate of authorization of the trustee to exercise corporate trust powers issued by the Board of Governors of the Federal Reserve System under date of May 20, 1933 .

     *    4.  A copy of the existing bylaws of the trustee.

          5.  Not applicable.

          6.  The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or to requirements of its supervising or examining authority.

          8.  Not applicable.

          9.  Not applicable.

---------------

* Incorporated by reference to Exhibit bearing the same Exhibit number submitted with the trustee's Form T-1 (File No. 22-20536).

** Incorporated by reference to Exhibit bearing the same Exhibit number submitted with the trustee's Form T-1 (File No. 2-32069).



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                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 as amended, the Trustee, First National Bank of Commerce, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New Orleans, and State of Louisiana on the 24th day of June 1998.


                                    FIRST NATIONAL BANK OF COMMERCE



                                        By: /s/ Denis L. Milliner
                                            ----------------------------
                                        Name:  Denis L. Milliner
                                        Title: Vice President and
                                                 Trust Officer



                                      -7-
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                                 EXHIBIT INDEX

EXHIBIT
NUMBER                              DESCRIPTION
------                              -----------

6.        The consent of the trustee required by Section 321(b) of the Act.

7. A copy of the latest report of condition of the trustee published pursuant to law or to requirements of its supervising or examining authority.
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                 Consent of Trustee Required by Section 321(b)

                      of the Trust Indenture Act of 1939


          In connection with the Indenture referred to in the Form T-1 of even date herewith between Bayou Steel Corporation and First National Bank of Commerce, as Trustee, pursuant to Section 321(b) of the Trust Indenture Act of 1939 as amended to November 15, 1990, hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request thereof.

          Dated as of June 24 1998


                                       FIRST NATIONAL BANK OF COMMERCE



                                           By /s/ Denis L. Milliner
                                              ------------------------

                                           Name:  Denis L. Milliner
                                           Title: Vice President and
                                                     Trust Officer